Exhibit 99.2

NEWS RELEASE

NETGEAR APPOINTS DAVID J. HENRY TO BOARD OF DIRECTORS; PROMOTES TO PRESIDENT & GM OF CONNECTED HOME PRODUCTS AND SERVICES; GREGORY ROSSMANN TO TRANSITION OFF BOARD

San Jose, Calif. – July 21, 2021 – NETGEAR®, Inc. (NASDAQ: NTGR), the leading provider of award-winning connected products designed to simplify and improve people's lives, today announced it has appointed David J. Henry to join the company’s board of directors. The company also announced his promotion to President & GM of Connected Home Products and Services, where he will continue his leadership and management of NETGEAR’s comprehensive suite of products including the industry leading Orbi, Nighthawk, Nighthawk Pro Gaming, and Meural brands. David joined NETGEAR in 2004 as product line manager for WiFi routers and worked his way up through the organization to where he now leads the company’s connected home products and services business and is responsible for overseeing product management, product marketing, engineering and user experience.

David’s promotion and appointment to the board comes at a time when NETGEAR is more focused than ever on delivering premium networking products and services to its entire ecosystem of customers.  As a new member of the board, David will leverage his valuable experience in products, apps and services to drive NETGEAR’s strategy of delivering higher value added paid subscription services and accelerating the growth of the premium WiFi segment that NETGEAR created.

“I have had the pleasure of working alongside David and watching him grow for the past seventeen years in his time at NETGEAR, and I am thrilled to announce his well-deserved promotion to President & GM of Connected Home Products and Services and appointment to the Board, which I know will help take NETGEAR to new levels of innovation and growth,” said Patrick Lo, chairman and chief executive officer of NETGEAR. “As we celebrate the 25th anniversary of NETGEAR and continue to look for innovative ways to deliver the best in connected products and services to our customers, we are excited for the perspective he brings to our board, and the diverse leadership our entire Board delivers. This is an exciting time for us at NETGEAR and we look forward to continuing to deliver premium WiFi experiences for our customers around the world.”

After nearly twenty years of distinguished service to the company, Gregory J. Rossmann, NETGEAR’s longest tenured board member, has announced that he will be stepping down from the board and transitioning to his next professional role effective December 31, 2021.  “After close to two decades of service to NETGEAR, which included helping guide the company through such transformative transactions as the acquisition of Sierra Wireless’ Aircard business and the acquisition of and subsequent IPO and spin-off of Arlo, we thank Greg for his tremendous contributions to the company and wish him all the best in his new role.  We will miss his wisdom and guidance immensely,” said Mr. Lo.

About NETGEAR, Inc.

NETGEAR® (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people's lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. The company is headquartered out of San Jose, Calif. with offices located around the globe. More information is available from the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

Source: NETGEAR-G

NETGEAR Investor Relations
Erik Bylin
investors@netgear.com

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